Exhibit 99.5

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $.01 per share, of Allied Systems Holdings, Inc., a Delaware corporation, and that this agreement may be included as an exhibit to such joint filing.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of June 8, 2007.

Dated: June 8, 2007	RONALD W. BURKLE

	By:		/s/ Ronald W. Burkle

Dated: June 8, 2007	YUCAIPA AMERICAN MANAGEMENT, LLC

	By:		/s/ Ronald W. Burkle
Name: Ronald W. Burkle Its: Managing Member

Dated: June 8, 2007	YUCAIPA AMERICAN FUNDS, LLC

By: Yucaipa American Management, LLC Its: Managing Member

		By:	/s/ Ronald W. Burkle
Name: Ronald W. Burkle Its: Managing Member

Dated: June 8, 2007	YUCAIPA AMERICAN ALLIANCE FUND I, LLC

By: Yucaipa American Funds, LLC
Its: Managing Member

By: Yucaipa American Management, LLC Its: Managing Member

	By:	/s/ Ronald W. Burkle
Name: Ronald W. Burkle Its: Managing Member

Dated: June 8, 2007	YUCAIPA AMERICAN ALLIANCE FUND I, LP

By: Yucaipa American Alliance Fund I, LLC
Its: General Partner

By: Yucaipa American Funds, LLC Its: Managing Member

By: Yucaipa American Management, LLC Its: Managing Member

		By:	/s/ Ronald W. Burkle
Name: Ronald W. Burkle Its: Managing Member

Dated: June 8, 2007	YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND I, LP

By: Yucaipa American Alliance Fund I, LLC
Its: General Partner

By: Yucaipa American Funds, LLC Its: Managing Member

By: Yucaipa American Management, LLC Its: Managing Member

	By:	/s/ Ronald W. Burkle
Name: Ronald W. Burkle Its: Managing Member